Exhibit 2.01

                        ASSET PURCHASE AND SALE AGREEMENT


         THIS ASSET PURCHASE AND SALE AGREEMENT (hereinafter referred to as this "Agreement") is entered into this 22nd day of December, 2004, by and between PEAK ASPHALT, L.L.C., a Utah limited liability company (hereinafter "Buyer"), and CROWN ENERGY CORPORATION, a Utah corporation (hereinafter "CEC"), CROWN ASPHALT PRODUCTS COMPANY, a Utah corporation (hereinafter "CAPCO"), CROWN ASPHALT DISTRIBUTION L.L.C., a Utah limited liability company (hereinafter "CAD" and together with CEC and CAPCO, the "Sellers"), based on the following premises.

                                    Premises

         A. Sellers and Idaho Asphalt Supply, Inc., an Idaho corporation ("IAS"), entered into that certain Memorandum of Understanding dated June 7, 2004 (the "MOU"), pursuant to which such parties agreed to organize Buyer and cause Buyer to purchase certain assets of Sellers as more fully described herein. IAS has assigned the MOU to Peak Holding, LLC, an Idaho limited liability company and affiliate of IAS ("Holding").

         B. Buyer has been organized as a Utah limited liability company and Sellers and [IAS ENTITY] desire to consummate the transactions contemplated by the MOU.

         C. The boards of directors and managers of Sellers and managers of Buyer have approved the acquisition of certain of the assets of Sellers by Buyer in exchange for a promissory note of Buyer.

         D. Each of the parties to this Agreement desires to make certain representations, warranties, and agreements in connection with the acquisition and also to prescribe certain conditions thereto.

                                    Agreement

         NOW, THEREFORE, based on the stated premises, which are incorporated herein by reference, and for and in consideration of the mutual covenants and agreements hereinafter set forth and the mutual benefit to the parties to be derived herefrom, it is hereby agreed as follows:

                                    ARTICLE I
                                 THE ACQUISITION

         Section 1.01 Acquisition of Assets. Except as set forth in section 1.02 of this Agreement, and on the terms and conditions contained in this Agreement, Sellers shall assign, transfer, convey, set over, and deliver to Buyer, and Buyer shall acquire from Sellers, effective as of May 1, 2004 (the "Effective Date"), the asphalt business (the "Business"), operations, and assets of Sellers generally set forth on Exhibit "A" attached hereto and incorporated herein by this reference (the "Purchased Assets"), including, without limitation:

                  (a) all ownership and leasehold interests in real and tangible personal property relating to the Business including the equipment and fixtures used in the Business (other than the facility located in Fredonia, Arizona, which will be leased to Buyer);

                  (b) all intangible rights and property relating to the Business; all of Sellers' rights under leases, contracts, and agreements to which they are a party or by which they benefit that are used in the Business;

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                  (c) all of Sellers' goodwill and going concern value of the
         Business, including the rights to any trade names, service marks, or copyrights;

                  (d) all of Sellers' interest as a member in Cowboy Asphalt Terminal, L.L.C.;

                  (e) All of Seller's rights to the office building and underlying property at the Woods Cross facility currently used for Seller's business offices, excluding the two west offices on the second floor and the two north truck bays that are reserved herefrom for Seller's exclusive use; and

                  (f) all other rights, interests, assets, and properties owned by Sellers and used in connection with the Business and operations thereof.

         Section 1.02 Excluded Assets. Notwithstanding the provisions of section 1.01, the Purchased Assets shall not include the following:

                  (a) Sellers' rights, claims, or causes of action against third parties relating to the Purchased Assets (i) that may arise in connection with the discharge by Sellers of the liabilities not assumed by Buyer, or (ii) for which damages in respect thereof relate to the period prior to the Closing Date;

                  (b) all contracts of insurance to the extent that they cover assets not acquired by Buyer or not related to the Purchased Assets;

                  (c) all corporate books and records not relating to the Purchased Assets, including the minute books and stock transfer books and the corporate seal of Sellers;

                  (d) Sellers' employee benefit agreements, plans, or arrangements;

                  (e) all cash, accounts receivable, or other current assets of Sellers;

                  (f) all assets owned directly by CEC (but not including assets owned by the subsidiaries of CEC that are related to the Business);

                  (g) the real property and facilities located in Fredonia, Arizona;and

                  (h) the assets described on Exhibit "B" attached hereto and incorporated herein by this reference.

         Section 1.03 Assumed Liabilities. On the Closing Date, but as of the Effective Date, Buyer shall assume and agree to discharge the following obligations and liabilities of Sellers with respect to the Purchased Assets in accordance with their respective terms and subject to the respective conditions thereof:

                  (a) all those liabilities and obligations of Sellers expressly set forth on Exhibit "C" attached hereto and incorporated herein by reference, including the amounts advanced by IAS to Seller pursuant to the MOU;

                  (b) all liabilities and obligations of Sellers to be paid or performed after the Closing Date under the leases, contracts, and other agreements relating to the Purchased Assets as set forth on Exhibit "C" attached hereto; and

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                  (c) all liabilities of Sellers in respect of any taxes for which Buyer is liable pursuant to section 4.03 with respect to the Purchased Assets.

         Section 1.04 Excluded Liabilities. Buyer shall not assume or be obligated to pay, perform or otherwise discharge any liability or obligation of Sellers, direct or indirect, known or unknown, absolute or contingent, not expressly assumed by Buyer pursuant to section 1.03.

         Section 1.05 Payment by Buyer. In consideration of the rights, interests, Purchased Assets, and properties transferred to Buyer as set forth in section 1.01, Buyer shall deliver to Sellers, at the Closing, (a) a promissory note in the principal amount of Seven Million, Five Hundred Thousand Dollars ($7,500,000), in substantially the form attached hereto as Exhibit "D," (b) payment in cash or other method acceptable to Sellers for Seller's' inventory as of April 30, 2004, less amounts that have not been previously advanced therefor pursuant to the MOU and (c) payment in cash or other method acceptable to Sellers for accrued but unpaid interest from the Effective Date to the date of Closing provided for in the promissory note referred to in clause (a) above.

         Section 1.06 Closing. The closing (the "Closing") of the transactions contemplated by this Agreement shall be held on such a date and at such time prior to January 31, 2005, as the parties may agree (the "Closing Date"). Such Closing shall take place at such time and location as may be mutually acceptable to the parties hereto and their respective legal counsel.

         Section 1.07 Closing Events.

                  (a) Subject to fulfillment or waiver of the conditions set forth in Article VI, at the Closing, Sellers shall execute, acknowledge, and deliver (or shall cause to be executed, acknowledged, and delivered) all the following:

                           (i) a certificate, signed by a duly authorized
                  officer of CEC and dated as of the Closing Date, warranting that all corporate action necessary to approve the transactions contemplated by this Agreement have been taken, including without limitation the clearing of all comments by the Securities and Exchange Commission staff regarding the CEC information statement and the mailing of such statement to stockholders of CEC, and that all actions and undertakings required of CEC hereunder have been completed;

                           (ii) an assignment and assumption agreement
                  substantially in the form attached hereto as Exhibit "E" pursuant to which Sellers will assign to Buyer the liabilities and obligations being assumed by Buyer hereunder;

                           (iii) a lease of the facility located in Fredonia,
                  Arizona, substantially in the form attached hereto as Exhibit "F";

                           (iv) an assignment substantially in the form attached
                  hereto as Exhibit "G" of the real and personal property leases to which Sellers are parties;

                           (v) an assignment substantially in the form attached
                  hereto as Exhibit "H" of the asphalt sales contracts of Sellers;

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                           (vi) all other deeds, bills of sale, assignments, and
                  other documents and instruments of conveyance and transfer, all in form and substance satisfactory to Buyer and its counsel, necessary to vest marketable title in Buyer to all the Purchased Assets;

                           (vii) originals or copies of all of Sellers'
                  agreements, contracts, and commitments to be assumed by Buyer;

                           (viii) originals of all copyrights, trademarks, or
                  registrations included in the Purchased Assets;

                           (ix) all certificates, opinions, schedules,
                  agreements, resolutions, or other instruments required by this Agreement to be so delivered by Sellers at or prior to the Closing; and

                           (x) such other items as may be reasonably requested
                  by Buyer and its legal counsel in order to effectuate or evidence the transactions contemplated hereby.

                  (b) Subject to fulfillment or waiver of the conditions set forth in Article VI, at the Closing, Buyer shall execute, acknowledge, and deliver (or shall cause to be executed, acknowledged, and delivered) all the following:

                           (i) the Promissory Note evidencing the obligation of
                  Buyer to Sellers for the purchase price of the Purchased
                  Assets;

                           (ii) a security agreement substantially in the form
                  attached hereto as Exhibit "I" securing the payment and performance by Buyer of the Promissory Note;

                           (iii) payment in cash or other method acceptable to
                  Sellers for Seller's' inventory as of April 30, 2004, less amounts that haves not been previously advanced therefor pursuant to the MOU;

                           (iv) payment in cash or other method acceptable to
                  Sellers for accrued but unpaid interest from the Effective Date to the date of Closing provided for in the promissory note referred to in Section 1.05(a) above;

                           (v) an assignment and assumption agreement
                  substantially in the form attached hereto as Exhibit "E" pursuant to which Buyer will assume the liabilities and obligations being assumed by Buyer hereunder;

                           (vi) a lease substantially in the form attached
                  hereto as Exhibit "F" of the facility located in Fredonia, Arizona;

                           (vii) an acceptance substantially in the form
                  attached hereto as Exhibit "G" of the assignment of the real and personal property leases to which Sellers are parties;

                           (viii) an acceptance substantially in the form
                  attached hereto as Exhibit "H" of the assignment of the asphalt sales contracts of Sellers;

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                           (ix) such other items as may be reasonably requested
                  by Sellers and their respective legal counsel in order to effectuate or evidence the transactions contemplated hereby.

                                   ARTICLE II
              REPRESENTATIONS, COVENANTS, AND WARRANTIES OF SELLERS

         As an inducement to, and to obtain the reliance of, Buyer, Sellers represent and warrant as follows:

         Section 2.01 Organization. Each of CEC and CAPCO is a corporation and CAD is a limited liability company validly existing and in good standing under the laws of the state of Utah and has the power and is duly authorized, qualified, franchised, and licensed under all applicable laws, regulations, ordinances, and orders of public authorities to own all of its properties and assets and to carry on its business in all material respects as it is now being conducted. There is no jurisdiction in which Sellers are not so qualified in which the character and location of the assets owned by them or the nature of the business transacted by them requires qualification, except where failure to do so would not have a material adverse effect on the business or properties of Sellers.

         Section 2.02 Authorization. The board of directors and shareholders, or managers and members, as the case may be, of each Seller have authorized the execution and delivery of this Agreement by Sellers and have approved the consummation of the transactions contemplated hereby. This Agreement is the legal, valid, and binding agreement of Sellers enforceable between the parties in accordance with its terms. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated by this Agreement in accordance with the terms hereof will not, violate any provision of the Sellers' articles of incorporation or bylaws, or articles of organization or operating agreement, as the case may be. Each Seller has taken all action required by law, its articles of incorporation and bylaws, or its articles of organization and operating agreement, or otherwise to authorize the execution and delivery of this Agreement and the consummation of the transactions herein contemplated. No authorization, approval, consent, order of, registration, declaration, or filing with any court or governmental body or any other person, other than the Securities and Exchange Commission, is required in connection with the execution and delivery by Sellers of this Agreement and the consummation by Sellers of the transactions contemplated hereby.

         Section 2.03 Inventories. The inventories of Sellers (including raw materials, supplies, work-in-process, finished goods, and other materials), a description of which shall be included in the Schedule 2.03, are in good, merchantable, and usable condition

         Section 2.04 Real Property. Schedule 2.04 contains a brief description of each parcel of real property owned by Sellers and used in or relating to the Business (showing the record title holder, legal description, permanent index number, location, improvements, the uses being made thereof, and any indebtedness secured by a mortgage or other encumbrance thereon). Except as set forth in Schedule 2.04, all of the improvements owned by Sellers are in good operating condition and repair, suitable for the purposes for which they are being used, and each has adequate rights of ingress and egress for the operation of the Business of Sellers. Except as set forth on Schedule 2.04, no such improvement, or any appurtenance thereto or equipment therein, or the operation or maintenance thereof, violates any restrictive covenants or any provisions of any federal, state, or local law, ordinance, or zoning regulation, or encroaches on any property owned by others.

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         Section 2.05 Real Property Leases. Schedule 2.05 sets forth a list and brief description of each lease or similar agreement (showing the name of the lessor, the date of the lease, annual rental, expiration date, renewal and purchase options, if any, the improvements thereon, the uses being made thereof, and the location and the legal description of the real property covered by such lease or other agreement) under which any Seller is lessee of, or holds or operates, any real property owned by any third person and used in or relating to the Business. Except as described in Schedule 2.05, Sellers have the right to quiet enjoyment of all such real property described in such schedule for the full term of each such lease or similar agreement (and any renewal option related thereto) relating thereto.

         Section 2.06 Personal Property. Schedule 2.06 contains a detailed list of all machinery, equipment, vehicles, furniture, and other personal property owned or leased by Sellers and used in or relating to the Business. Except as set forth on Schedule 2.06, all such personal property is in good operating condition and repair and is suitable for the purposes for which it is being used or is proposed to be used. All leases for tangible property are in full force and effect, have an unexpired term as set forth in the lease agreements, and there is no outstanding default or event that, with the passage of time or notice or both, would constitute a default, on behalf of Sellers or any other party to the lease agreements.

         Section 2.07 Title to Property. Sellers have good and marketable title to all of the Purchased Assets, free and clear of all liens, pledges, charges, or encumbrances, except as described in the Schedule 2.07. Sellers have full right, power, and authority to transfer, assign, convey, and deliver the Purchased Assets and, upon delivery to Buyer on the Closing Date of the instruments of transfer contemplated by section 1.07, Sellers will thereby transfer to Buyer good and marketable title to the Purchased Assets, subject to no encumbrances except as described in the Sellers' schedules.

         Section 2.08 Intellectual Property. Schedule 2.08 contains a complete and accurate list of all of the trade secrets, technology, know-how, trade names, trademarks, service marks, and other proprietary information owned by or used in connection with the Business of Sellers, including all domain names, source and object codes, copyrights, patents, patent applications, registrations, and applications with respect thereto (collectively the "Intellectual Property"). Except as set forth in Schedule 2.08, Sellers own the entire right, title, and interest in and to such Intellectual Property, and such Intellectual Property is not subject to the payment of royalties or any other obligation to any other person or entity. Except as set forth in the Schedule 2.08, none of the employees of Sellers owns, directly or indirectly, any right, title, or interest in or to the Intellectual Property. To the best knowledge of Sellers, none of the Intellectual Property is subject to any order, decree, judgment, stipulation, settlement, encumbrance, or attachment. There are no pending or threatened proceedings, litigation, or other adverse claims of which Sellers are aware affecting or with respect to the Intellectual Property. The Intellectual Property does not infringe on the copyright, patent, trade secret, know-how, or other proprietary right of any other person or entity and comprises all such rights necessary to permit the operation of the Business of Sellers as now being conducted.

         Section 2.09 Litigation and Proceedings. Except as set forth in the
Schedule 2.09 (which reflects the manner in which each item is treated for financial reporting purposes), there are no actions, suits, or proceedings pending or, to the knowledge of Sellers, threatened by or against, or affecting Sellers or their respective properties, at law or in equity, before any court or other governmental agency or instrumentality, domestic or foreign, or before any arbitrator of any kind; Sellers do not have any knowledge of any default on their part with respect to any judgment, order, writ, injunction, decree, award, rule, or regulation of any court, arbitrator, or governmental agency or instrumentality.

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         Section 2.10 Material Contract Defaults. Except as set forth in the
Schedule 2.10, Sellers are not in default in any respect under the terms of any outstanding contract, agreement, lease, or other commitment that is material to the business, operations, properties, assets, or condition of Sellers, and there is no event of default or other event that, with notice or lapse of time or both, would constitute a default in any material respect under any such contract, agreement, lease, or other commitment in respect of which Sellers have not taken adequate steps to prevent such a default from occurring.

         Section 2.11 Taxes. All federal, state, local, and foreign tax returns and tax reports required to be filed by or on behalf of Sellers have been filed with the appropriate governmental agency and all jurisdictions in which such reports are required to be filed and all taxes that have become due pursuant to such tax returns or to any assessment that has become payable have been paid.

         Section 2.12 Third-Party Consents. Included in Schedule 2.12 is a description of each contract, agreement, lease, or other commitment, written or oral, to which Sellers are a party or to which any of their respective properties or assets are subject pursuant to which the consent of the other party is required in order to consummate the transactions herein contemplated, except when the failure to obtain such consent would not have a material adverse effect on the Purchase Assets. Sellers shall utilize their best efforts to obtain from all third parties any consents that may be required in order to consummate the transactions contemplated by this Agreement.

         Section 2.13 No Conflict with Other Instruments. The execution of this Agreement and the consummation of the transactions contemplated by this Agreement will not result in the breach of any term or provision of, or constitute an event of default under, any material indenture, mortgage, deed of trust, or other material contract, agreement, or instrument to which any Seller is a party or to which any of Seller's respective properties or operations are subject.

         Section 2.14 Compliance with Laws and Regulations. Sellers have complied with all applicable statutes and regulations of any federal, state, or other governmental entity or agency thereof, except to the extent that noncompliance would not materially and adversely affect the business, operations, properties, assets, or condition of Sellers or except to the extent that noncompliance would not result in the incurrence of any material liability for Sellers.

         Section 2.15 Hazardous Substances.

                  (a) The real property owned or operated by Sellers (the "Facilities") are and, to the best of Sellers' knowledge, at all times have been (except as set forth in Schedule 2.15(a)), operated in compliance with all applicable Environmental Laws; and to the best of Sellers' knowledge, no condition exists with respect to the Facilities that would or could reasonably be expected to subject any Seller to any damages (including without limitation, actual, consequential, exemplary, and punitive damages), liability (absolute or contingent, determined or determinable), penalties, injunctive relief, or cleanup costs under any applicable Environmental Laws, or that require or could reasonably be expected to require cleanup, removal, remedial action, or other response by any Seller pursuant to applicable Environmental Laws.

                  (b) Sellers have not received and, to the best of Sellers' knowledge, none of Sellers' predecessors in title to the Facilities has received, any notice from a governmental agency asserting or alleging a violation of any Environmental Laws as they relate to the Facilities, except as set forth in Schedule 2.15(b).

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                  (c) There are no pending or, to the best of Sellers'
         knowledge, threatened suits, actions, claims, or proceedings against any Seller or, to the best of Sellers' knowledge, Sellers' predecessors in title, arising from or related to, directly or indirectly, any Environmental Laws as they relate to the Facilities.

                  (d) Neither Sellers, any part of the Facilities, nor, to the best of Sellers' knowledge, Sellers' predecessors are subject to any judgment, decree, order, or citation related to or arising out of any Environmental Laws, and no Seller has been named or listed as a potentially responsible party by any governmental or other entity in a matter arising under or relating, directly or indirectly, to any Environmental Laws.

                  (e) Sellers have obtained or caused to be obtained all permits, licenses, and approvals required under all Environmental Laws to operate the Facilities.

                  (f) For purposes of this section 2.15, the following shall apply:

                           (i) "Environmental Laws" shall mean any one or more
                  of the following: (1) the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended by the Superfund Amendment and Reauthorization Act of 1986, 42 U.S.C. Section 9601 et seq., (2) the Resource Conservation and Recovery Act, as amended by the Hazardous and Solid Waste Amendment of 1984, 42 U.S.C. Section 6901 et seq., (3) the Clean Air Act, 42 U.S.C. Section 7401 et seq., (4) the Federal Water Pollution Control Act, 33 U.S.C. Section 1251 et seq.,
                  (5) the Toxic Substances Control Act, 15 U.S.C. Section 2601 et seq., (6) the Federal Safe Drinking Water Act, 42 U.S.C.
                  Section 300f to 300j-11, (7) the Emergency Planning and Community Right-to-Know Act of 1986, 42 U.S.C. Section 1101 et seq., (8) the Hazardous Materials Transportation Act, 49 U.S.C. Section 1801 et seq., and (9) all other federal, state, tribal and local laws (whether common or statutory), rules, regulations, consent agreements, compliance schedules, and orders directly and/or indirectly relating to public health and safety, air pollution, water pollution, wetlands, waterways, and/or the presence, use, generation, manufacture, transportation, processing, treatment, handling, discharge, release, disposal, or recovery of pollutants, contaminants, chemicals, industrial, toxic or hazardous substances or materials, and/or underground storage tanks, as each of the foregoing laws, rules, regulations, and orders may be amended, supplemented, and/or reauthorized from time to time.

                           (ii) When a statement is made to the "best
                  knowledge," such shall mean that no information that would give Sellers current actual knowledge of the inaccuracy of any statement has come to the attention of Sellers and/or their officers and directors; however, no special or independent investigation has been undertaken to determine the accuracy of such statement.

         Section 2.16 Information. The information concerning Sellers set forth in this Agreement, the exhibits hereto, and the Sellers' Schedules is complete and accurate in all material respects and does not contain any untrue statement of a material fact or omit to state a material fact required to make the statements made, in light of the circumstances under which they were made, not misleading.

         Section 2.17 Sellers' Schedules. Sellers have delivered to Buyer the following schedules, which are collectively referred to as the "Sellers' Schedules" and which consist of separate schedules dated as of the date of execution of this Agreement and documents, instruments, and data as of such date, all certified by a duly authorized officer of each Seller as complete, true, and correct:

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                  (a) Schedule 2.03 with respect to the inventory of Sellers to be acquired by Buyer pursuant hereto;

                  (b) Schedule 2.04 with respect to the real property interests of Sellers;

                  (c) Schedule 2.05 with respect to the leasehold interests of Sellers;

                  (d) Schedule 2.06 with respect to the personal property of Sellers;

                  (e) Schedule 2.07 with respect to the exceptions to title and encumbrances;

                  (f) Schedule 2.08 with respect to the intellectual property of Sellers;

                  (g) Schedule 2.09 with respect to each action, suit, or proceeding, pending or threatened, to which any Seller is a party or affecting Sellers or their properties;

                  (h) Schedule 2.10 with respect to any contract defaults required to be disclosed by section 2.10;

                  (i) Schedule 2.12 with respect to any contract, agreement, lease, or other commitment to which any Seller is a party or to which any of its properties or assets are subject that requires the consent of the other party to the transactions herein contemplated;

                  (j) Schedule 2.15(a) with respect to exceptions to operations in compliance with Environmental Laws; and

                  (k) Schedule 2.15(b) with respect to notice regarding violations of Environmental Laws.

                  (l) a schedule setting forth any other information required to be disclosed in the Sellers' Schedules by sections 2.01 through 2.16 of this Agreement.

Sellers shall cause the Sellers' Schedules and the other documents, instruments, and data delivered to Buyer hereunder to be updated after the date hereof and prior to the Closing Date.

                                   ARTICLE III
               REPRESENTATIONS, COVENANTS, AND WARRANTIES OF BUYER

         As an inducement to and to obtain the reliance of Sellers, Buyer represents and warrants as follows.

         Section 3.01 Organization. Buyer is a limited liability company validly existing and in good standing under the laws of the state of Utah and has the power and is duly authorized, qualified, franchised, and licensed under all applicable laws, regulations, ordinances, and orders of public authorities to own all of its properties and assets and to carry on its business in all material respects as it is now being conducted and is contemplated under the provisions of this Agreement. There is no jurisdiction in which Buyer is not so qualified in which the character and location of the assets owned by it, or the nature of the business transacted by it, requires qualification, except where failure to do so would not have a material adverse effect on the business or properties of Buyer.

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         Section 3.02 Authorization. The manager of Buyer has authorized the execution and delivery of this Agreement by Buyer and has approved the consummation of the transactions contemplated hereby. Approval of the other members of Buyer is not required in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby. This Agreement is the legal, valid, and binding agreement of Buyer enforceable between the parties in accordance with its terms. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated by this Agreement in accordance with the terms hereof will not, violate any provision of Buyer's articles of organization or operating agreement. Buyer has taken all action required by law, its articles of organization, its operating agreement, or otherwise to authorize the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby. No authorization, approval, consent, order of, registration, declaration, or filing with any court or governmental body or any other person is required in connection with the execution and delivery by Buyer of this Agreement and the consummation by Buyer of the transactions contemplated hereby.

         Section 3.03 No Conflict with Other Instruments. The execution of this Agreement and the consummation of the transactions contemplated hereby will not result in the breach of any term or provision of, or constitute an event of default under, any material contract, agreement, or instrument to which Buyer is a party or to which any of its properties or operations are subject.

         Section 3.04 Information. The information concerning Buyer set forth in this Agreement and in the exhibits hereto is complete and accurate in all material respects and does not contain any untrue statement of a material fact or omit to state a material fact required to make the statements made, in light of the circumstances under which they were made, not misleading.

                                   ARTICLE IV
                                SPECIAL COVENANTS

         Section 4.01 Third-Party Consents. Buyer and Sellers agree to cooperate with each other in order to obtain required third-party consents to this Agreement and the transactions herein contemplated.

         Section 4.02 Allocation of Purchase Price. The allocation of the consideration paid among the assets acquired pursuant to this Agreement shall be as set forth on Exhibit "J" attached hereto. All tax returns and reports filed by Buyer and Sellers with respect to the transactions contemplated by this Agreement shall be consistent with such allocation. Buyer and Sellers agree to share information and cooperate to the extent necessary to permit the transactions contemplated by this Agreement to be properly, timely, and consistently reported.

         Section 4.03 Sales and Transfer Taxes.

                  (a) Sellers shall be liable for and shall pay all taxes (whether assessed or unassessed) applicable to the Purchased Assets attributable to periods (or portions thereof) ending on or prior to the Closing Date. Buyer shall be liable for and shall pay all taxes (whether assessed or unassessed) applicable to the Purchased Assets attributable to periods (or portions thereof) beginning after the Closing Date.

                  (b) Sellers or Buyer, as the case may be, shall provide reimbursement for any tax paid by one party all or a portion of which is the responsibility of the other party in accordance with the terms of this section 4.03. Within a reasonable time prior to the payment of any such tax, the party paying the tax shall give notice to the other party of the tax payable and the portion that is the liability of each party, although failure to do so will not relieve the other party from its liability hereunder.

         Section 4.04 Action Prior to Closing. From and after the date of this Agreement until the Closing Date, and except as set forth in the Sellers' Schedules or as permitted or contemplated by this Agreement, Buyer and Sellers, respectively, will each:

                  (a) carry on its business in substantially the same manner as it has heretofore;

                  (b) maintain and keep its assets in as good repair and condition as at present, except for depreciation due to ordinary wear and tear and damage due to casualty;

                  (c) maintain in full force and effect insurance comparable in amount and in scope of coverage to that now maintained by it;

                  (d) perform in all material respects all of its obligations under material contracts, leases, and instruments relating to or affecting its assets, properties, and business;

                  (e) use its best efforts to maintain and preserve its business organization intact, retain its key employees, and maintain its relationships with its material suppliers and customers; and

                  (f) fully comply with and perform in all material respects all obligations and duties imposed upon it by all federal and state laws and all rules, regulations, and orders imposed by federal or state governmental authorities.

                                    ARTICLE V
                              ADDITIONAL AGREEMENTS

         Section 5.01 Release. Buyer will use its best efforts to cause Sellers to be released from all liability related to the liabilities and obligations to be assumed by Buyer pursuant to this Agreement. Buyer is not required to obtain such releases and will not be liable to Sellers for failure to obtain the releases except Buyer will be responsible for payment of such liabilities as provided for herein.

         Section 5.02 Adjustments to Purchase Price. Appropriate adjustments will be made to the purchase price to account for the revenues, expenses, and payments on the assumed obligations and other items attributable to the Purchased Assets for the period from the Effective Date to the Closing Date. Therefore, the purchase price will be decreased by the amount of revenue received by Sellers and increased by the expenses and payments on assumed obligations paid by Sellers during such period. Similar adjustments to the purchase price will be made at closing to give effect to the sale of the Purchased Assets as if it had occurred on the Effective Date.

                                   ARTICLE VI
               CONDITIONS PRECEDENT TO OBLIGATIONS OF THE PARTIES

         Section 6.01 Conditions Precedent to the Obligations of the Parties. The obligations of Buyer and Sellers under the terms of this Agreement are subject to the satisfaction, at or before the Closing Date, of the following conditions:

                  (a) All required third-party consents to this Agreement and the transactions contemplated hereby shall have been received.

                  (b) There shall not be any action or threatened action before any court or governmental body to restrain, prohibit, or invalidate the transactions contemplated by this Agreement or that, in the judgment of the boards of directors and managers of Buyer or Sellers, made in good faith and based on the advice of legal counsel, make it inadvisable to proceed with the transactions contemplated by this Agreement.

                  (c) Holding shall have executed, acknowledged, and delivered
         (i) a certificate, signed by a duly authorized officer of Holding and dated as of the Closing Date, warranting that all action necessary to approve the transactions contemplated by the MOU have been taken and that all actions and undertakings required of Holding thereunder have been completed; (ii) all certificates, opinions, schedules, agreements, resolutions, or other instruments required by the MOU or this Agreement to be so delivered by Holding at or prior to the Closing; and (iii) such other items as may be reasonably requested by CEC and its legal counsel in order to effectuate or evidence the transactions contemplated by this Agreement and/or the MOU.

                  (d) Buyer shall have been formed as a limited liability company by filing articles of organization with the Utah Division of Corporations and Commercial Code, and Holding shall have executed, acknowledged, and delivered an operating agreement acceptable to Sellers governing the affairs of Buyer.

                  (e) The parties hereto shall have received such further documents, certificates, or instruments relating to the transactions contemplated hereby as they may reasonably request.

         Section 6.02 Conditions Precedent to the Obligations of Buyer. The obligations of Buyer under the terms of this Agreement are subject to the satisfaction, at or before the Closing Date, of the following conditions:

                  (a) The representations and warranties made by Sellers in this Agreement were true when made and shall be true at the Closing Date with the same force and effect as if such representations and warranties were made at and as of the Closing Date.

                  (b) Sellers shall have performed or complied with all covenants and conditions required by this Agreement to be performed or complied with by Sellers prior to or at the Closing.

                  (c) No litigation, proceeding, investigation, or inquiry is pending or, to the best knowledge of Sellers, threatened that might result in an action to enjoin or prevent the consummation of the transactions contemplated by this Agreement or that might result in a material adverse change in the assets, properties, or business of Sellers.

                  (d) Sellers shall have taken all corporate or other action necessary to approve the transactions contemplated by this Agreement, including, without limitation, obtaining the requisite approval of the shareholders of CEC and the mailing of an information statement to the shareholders of CEC.

                  (e) Sellers shall deliver to Buyer a certificate, signed by a duly authorized officer of Sellers and dated as of the Closing Date, warranting that the foregoing have been satisfied and that all documents delivered at Closing are accurate and shall provide reasonable proof thereof as reasonably required by Buyer.

         Section 6.03 Conditions Precedent to the Obligations of Sellers. The obligations of Sellers under this Agreement are subject to the satisfaction, at or before the Closing Date, of the following conditions:

                  (a) The representations and warranties made by Buyer in this Agreement were true when made and shall be true as of the Closing Date except for changes permitted by this Agreement or made in the ordinary course of business.

                  (b) Buyer shall have performed and complied with all covenants and conditions required by this Agreement to be performed or complied with by Buyer prior to or at the Closing.

                  (c) No litigation, proceeding, investigation, or inquiry is pending or, to the best knowledge of Buyer, threatened that might result in an action to enjoin or prevent the consummation of the transactions contemplated by this Agreement or that might result in any adverse material change in the assets, properties, or business operations of Buyer.

                  (d) Jay Mealey and Buyer shall have executed an employment agreement in substantially the form attached hereto as Exhibit "K.

                  (e) Sellers shall have received a release acceptable to Sellers duly executed by IAS relating to the loan to Sellers from IAS assumed by Buyer pursuant to this Agreement.

                  (f) Buyer shall deliver to Sellers a certificate, signed by a duly authorized officer of Buyer and dated as of the Closing Date, warranting that the foregoing have been satisfied and that all documents delivered at Closing are accurate and shall provide reasonable proof thereof as reasonably required by Sellers

                                   ARTICLE VII
                                   TERMINATION

         Section 7.01 Termination. Anything contained in this Agreement to the contrary notwithstanding, this Agreement may be terminated at any time prior to the Closing Date:

                  (a) by the mutual consent of the management committee of Buyer and the boards of directors and managers of Sellers;

                  (b) by Buyer or Sellers, if the Closing shall not have occurred on or before February 28, 2005 (or such later date as may be mutually agreed to by Buyer and Sellers);

                  (c) by Buyer in the event of any material breach by Sellers of any of the agreements, representations, or warranties of Sellers contained herein and the failure of Sellers to cure such breach within seven days after receipt of notice from Buyer requesting such breach to be cured; or

                  (d) by Sellers in the event of any material breach by Buyer of any of the agreements, representations, or warranties of Buyer contained herein and the failure of Buyer to cure such breach within seven days after receipt of notice from Sellers requesting such breach to be cured.

         Section 7.02 Notice of Termination. Any party desiring to terminate this Agreement pursuant to section 7.01 shall give notice of such termination to the other parties to this Agreement.

         Section 7.03 Effect of Termination. In the event that this Agreement shall be terminated pursuant to this Article VII, all further obligations of the parties under this Agreement (other than section 8.01) shall be terminated without further liability of any party to the other; provided that, nothing herein shall relieve any party from liability for its willful breach of this Agreement.

                                  ARTICLE VIII
                                  MISCELLANEOUS

         Section 8.01 Confidential Nature of Information. Each party agrees that it will treat in confidence all documents, materials, and other information that it shall have obtained regarding the other parties during the course of the negotiations leading to the consummation of the transactions contemplated hereby (whether obtained before or after the date of this Agreement), the investigation of the Purchased Assets, and the preparation of this Agreement and other related documents, and, in the event the transactions contemplated hereby shall not be consummated, each party will return to the other party all copies of nonpublic documents and materials that have been furnished in connection therewith. Such documents, materials, and information shall not be communicated to any third person (other than to their respective counsel, accountants, financial advisors or lenders) and shall not be used for any purpose to the detriment of the other party. No other party shall use any confidential information in any manner whatsoever except solely for the purpose of evaluating the proposed transaction hereunder; provided, however, that after the Closing, Buyer may use or disclose any confidential information included in the Purchased Assets or otherwise reasonably related to the Business of Sellers or the Purchased Assets. The obligation of each party to treat such documents, materials, and other information in confidence shall not apply to any information that (a) is or becomes available to such party from a source other than the other party, except from insiders and affiliates of such other party, (b) is or becomes available to the public other than as a result of disclosure by such party or its agents, (c) is required to be disclosed under applicable law or judicial process, but only to the extent it must be disclosed, or (d) such party reasonably deems necessary to disclose to obtain any of the consents or approvals contemplated hereby.

         Section 8.02 No Brokers. Buyer and Sellers agree that no third person has in any way brought the parties together or been instrumental in the negotiation, execution, or consummation of this Agreement. Buyer and Sellers each agree to indemnify the other against any claim by any third person for any commission, brokerage, finder's fee, or other payment with respect to this Agreement or the transactions contemplated hereby based upon any alleged agreement or understanding between such party and such third person, whether expressed or implied, arising from the actions of such party. The covenants set forth in this section 8.03 shall survive the Closing Date and the consummation of the transactions herein contemplated.

         Section 8.03 Governing Law. This Agreement shall be governed by, enforced, and construed under and in accordance with the laws of the United States of America and, with respect to other matters of state law, the laws of the state of Utah.

         Section 8.04 Notices. Any notice, demand, request, or other communication permitted or required under this Agreement shall be in writing and shall be deemed to have been given as of the date so delivered, if personally served; as of the date so sent, if transmitted by facsimile and receipt is confirmed by the facsimile operator of the recipient; as of the date so sent, if sent by electronic mail and receipt is acknowledged by the recipient; one day after the date so sent, if delivered by overnight courier service; or three days after the date so mailed, if mailed by certified mail, return receipt requested, addressed as follows:

                  If to Sellers, to:     Crown Energy Corporation
                                         Attn: Jay Mealey
                                         1710 West 2600 South
                                         Woods Cross, UT 84087
                                         Fax:  (801) 296-9590

                  With copies to:        James R. Kruse, Esq.
                                         Kruse Landa Maycock & Ricks, LLC
                                         Eighth Floor, Bank One Tower
                                         50 West Broadway
                                         Salt Lake City, Utah 84101
                                         Fax:  (801) 531-7091

                  If to Buyer, to:       Peak Asphalt, L.L.C.
                                         c/o Peak Holding, LLC
                                         Attn:  Ray Hickey
                                         2535 North 15 East
                                         Idaho Falls, ID 83401
                                         Fax:  (208) 524-1953

                  With copies to:        Charles Homer, Esq.
                                         Holden, Kidwell, Hahn & Crapo, P.L.L.C.
                                         1000 Riverwalk Drive, Suite 200
                                         P.O. Box 50130
                                         Idaho Falls, ID 83405
                                         Fax:  (208) 523-9518

or such other addresses and facsimile numbers as shall be furnished in writing by any party in the manner for giving notices hereunder.

         Section 8.05 Attorneys' Fees. In the event that any party institutes any action or suit to enforce this Agreement or to secure relief from any default hereunder or breach hereof, the breaching party or parties shall reimburse the nonbreaching party or parties for all costs, including reasonable attorneys' fees, incurred in connection therewith and in enforcing or collecting any judgment rendered therein.

         Section 8.06 Schedules; Knowledge. Whenever in any section of this Agreement reference is made to information set forth in the Sellers' Schedules, such reference is to information specifically set forth in such schedules and clearly marked to identify the section of this Agreement to which the information relates. Whenever any representation is made to the "knowledge" of any party, it shall be deemed to be a representation that no officer or director of such party, after reasonable investigation, has any knowledge of such matters.

         Section 8.07 Entire Agreement. This Agreement, together with the documents to be delivered pursuant hereto, represent the entire agreement between the parties relating to the subject matter hereof. There are no other courses of dealing, understanding, agreements, representations, or warranties, written or oral, except as set forth herein.

         Section 8.08 Survival; Termination. The representations, warranties, and covenants of the respective parties shall survive the Closing.

         Section 8.9 Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of which taken together shall be but a single instrument.

         Section 8.10 Amendment or Waiver. Every right and remedy provided herein shall be cumulative with every other right and remedy, whether conferred herein, at law or in equity, and may be enforced concurrently herewith, and no waiver by any party of the performance of any obligation by the other shall be construed as a waiver of the same or any other default then, theretofore, or thereafter occurring or existing. At any time prior to the Closing Date, this Agreement may be amended by a writing signed by all parties hereto, with respect to any of the terms contained herein, and any term or condition of this Agreement may be waived or the time for performance thereof may be extended by a written instrument signed by the party or parties for whose benefit the provision is intended.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.

                                            PEAK ASPHALT, L.L.C.
                                            By: Peak Holding, LLC, Manager
                                            By     /s/ Chris Blake
                                                   -----------------------------
                                                  President, Manager

                                            CROWN ENERGY CORPORATION
                                            By /s/ Jay Mealey
                                               ---------------------------------
                                                  Jay Mealey, President

                                            CROWN ASPHALT PRODUCTS COMPANY
                                            By /s/ Jay Mealey
                                               ---------------------------------
                                                  Jay Mealey, President

                                            CROWN ASPHALT DISTRIBUTION, L.L.C.
                                            By /s/ Jay Mealey
                                               ---------------------------------
                                                  Jay Mealey, Manager

Exhibit "A" - Purchased Assets
Exhibit "B" - Excluded Assets
Exhibit "C" - Assumed Liabilities
Exhibit "D" - Form of Promissory Note
Exhibit "E" - Form of Assignment and Assumption Agreement
Exhibit "F" - Form of Lease of Fredonia Facility
Exhibit "G" - Form of Assignment and Acceptance of Real and Personal Property Exhibit "H" - Form of Assignment and Acceptance of Asphalt Sales Contracts Exhibit "I" - Form of Security Agreement
Exhibit "J" - Allocation of Purchase Price
Exhibit "K" - Form of Employment Agreement of Jay Mealey

                                    Exhibit D

                                 PROMISSORY NOTE

$7,500,000.00                    Woods Cross, Utah         Effective May 1, 2004


         FOR VALUE RECEIVED, the undersigned, PEAK ASPHALT, L.L.C. ("Maker"), a Utah limited liability company whose mailing address is 1710 West 2600 South, Woods Cross, Utah 84087, hereby promises to pay to the order of CROWN ENERGY CORPORATION, a Utah corporation, CROWN ASPHALT PRODUCTS COMPANY, a Utah corporation, and CROWN ASPHALT DISTRIBUTION L.L.C., a Utah limited liability company (collectively, "Payees"), each of whose mailing address is 1710 West 2600 South, Woods Cross, Utah 84087, with its principal office in Woods Cross, Utah, the aggregate principal sum of SEVEN MILLION FIVE HUNDRED THOUSAND and NO/100 Dollars ($7,500,000.00), in lawful money of the United States of America for payment of private debts, together with interest (calculated on the basis of the actual number of days elapsed but computed as if each year consisted of 365 days) on the unpaid principal balance from time to time outstanding at a rate of four percent (4.00%) per annum.

         1. Payments.

         (a) All payments of principal and interest under this Note shall be made to Crown Energy Corporation for the benefit of all Payees. All payments of principal and interest shall be applied first to accrued and unpaid interest to the date of such payment, next to expenses for which Payees are due to be reimbursed under the terms of this Note, and then to the unpaid principal balance hereof.

         (b) Interest only accrued on the principal amount of this Note shall be paid on or before the last day of each April, July and October commencing on the last day of April, 2005.

         (c) Payments of principal and interest in amounts which shall be computed in accordance with paragraphs (d) and (e) below, shall be made annually on or before the 31st day of January of each year commencing January 2005 and continuing until all amounts owed hereunder are paid in full or until January 31, 2014, whichever occurs first. Provided, however, notwithstanding anything herein to the contrary, the unpaid principal amount of this Note and unpaid accrued interest, if any, outstanding after the January 31, 2014 payment is made shall be cancelled and Maker shall automatically be relieved of liability for payment thereof.

         (d) For the annual principal and interest payment due on or before January 31, 2005, and only such principal and interest payment, if the earnings for calendar year 2004 before interest, taxes, depreciation and amortization ("EBITDA"), less debt service, as defined below ("Adjusted EBITDA"), is less than zero, then no principal or interest payment will be due and payable on January 31, 2005 and the principal balance of this Note shall be reduced by sixty percent (60%) of the amount by which Adjusted EBITDA is less than zero and increased by the amount of accrued interest on such reduced principal amount from the date of the Note thru January 31, 2005. For purposes of this Note, the term "debt service" shall mean the principal and interest payments on Maker's current debt and interest payments on any line of credit obtained by Maker including interest payments on the line of credit advanced or guaranteed by Idaho Asphalt Supply, Inc., but specifically excluding principal and interest on this Note.

The following example is provided to illustrate the effect of the above provisions on certain assumed facts and for no other purpose:

         Example 1. Assume that the date of the Note is May 1, 2004, that EBITDA for calendar year 2004 is $200,000, and debt service for the same period is $525,000, including the line of credit interest. Adjusted EBITDA would be a negative $325,000, accrued interest from May 1, 2004 thru January 31, 2005 on the reduced principal balance of $7,175,000 ($7,500,000 less $325,000) would be $217,019, and the principal balance of the Note would be (1) increased by the accrued interest amount and
         (2) reduced by the negative Adjusted EBITDA amount to $7,392,019.

                  2004 EBITDA                                $     200,000
                  Less: 2004 annual debt service                  (525,000)
                                                             -------------
                  2004 Adjusted EBITDA                       $    (325,000)

                  Beginning Principal Balance                $   7,500,000
                  Plus:  Accrued interest                          217,019
                  Less: Adjusted EBITDA deficit              -    (325,000)
                                                             -------------
                  Adjusted principal balance on 1/31/2005    $   7,392,019


         (e) Beginning January 31, 2006, payments shall be made on the dates set forth in (c) above in an amount equal to forty percent (40%) of Adjusted EBITDA as calculated for the prior calendar year then ended less the amount of accrued interest paid to Payees on this Note during such prior calendar year after the payment due on January 31 of such prior year. If with respect to any calendar year, the amount of accrued interest paid to Payees on this Note during such calendar year after the payment due on January 31 of such prior year is greater than forty percent (40%) of Adjusted EBITDA, no principal or accrued interest payment will be required on the last day of January following such year and any unpaid accrued interest shall be added to the principal balance of the Note, but there shall not be a reimbursement of any such interest paid in the prior year. If forty percent (40%) of Adjusted EBITDA less the amount of accrued interest paid to Payee on this Note during the prior calendar year after the payment due on January 31 of such prior year is greater than zero but less than the current accrued interest, then current accrued interest shall be paid to the extent such amount is greater than zero and the unpaid portion of the current accrued interest will be added to the principal balance of the Note.

         Example 2. Assume the facts from Example 1 and assume that EBITDA for the calendar year 2005 is $3,200,000, annual debt service is $575,000 and interest payments of $73,920 each were made April, July and October. The combined principal and accrued interest payment on this Note due on or before January 31, 2006 would be $828,240 calculated as follows:

                  2005 EBITDA                                $   3,200,000
                  Less: 2005 annual debt service                  (575,000)
                                                             -------------
                  2005 Adjusted EBITDA                       $   2,625,000
                  40% of Adjusted EBITDA                     $   1,050,000
                  Less 2005 interest paid on the note        -    (221,760)
                                                             -------------
                  January 31, 2006 combined principal and
                  accrued interest payment due on the note   $     828,240

         Example 3. Assume the same facts as in Example 2, except that EBITDA for calendar year 2005 is $850,000. No principal and accrued interest payment would be due on January 31, 2006, because the amount of interest paid during the prior year exceeds forty percent (40%) of Adjusted EBITDA. Further, any unpaid accrued interest due as of January 31, 2006 would be added to the principal balance of this Note on January 31, 2006, as follows:

                  2005 EBITDA                                $     850,000
                  Less: 2005 annual debt service                  (575,000)
                                                             -------------
                  2005 Adjusted EBITDA                       $     275,000

                  40% of Adjusted EBITDA                     $     110,000

                  Less: 2005 interest paid on the Note       -     221,760)
                                                             -------------
                  January 31, 2006 payment on the Note       $          --

                  Beginning Note balance                     $   7,392,019
                  Accrued interest                           +      73,920
                                                             -------------
                  Ending Note balance                        $   7,465,939

         Example 4. Assume the same facts as in Example 3, except that forty percent (40%) of Adjusted EBITDA is calculated to be $290,000. The January 31, 2006 payment would be $68,240 and the loan balance would be increased by the unpaid portion of the accrued interest, $5,680, calculated as follows:

                  40% of Adjusted EBITDA                     $     290,000
                  Less: 2005 interest paid on the note       -    (221,760)
                                                             -------------
                  January 31, 2006 payment on the note       $      68,240

                  Beginning Note balance                     $   7,392,019
                  Accrued unpaid interest                    +       5,680
                                                             -------------
                  Ending Note balance                        $   7,397,699

         2. Time and Place of Payment. If any payment falls due on a day which is considered a legal holiday in the state of Utah, Maker shall be entitled to delay such payment until the next succeeding regular business day, but interest shall continue to accrue until the payment is in fact made. Each payment or prepayment hereon must be paid at the office of Payees set forth above, or at such other place as Payees or other holder hereof may from time to time designate in writing, in lawful money or in funds which are or will be available for immediate use by Payees at such office by 2:00 p.m., Salt Lake City time on the day payment or prepayment is due.

         3. Prepayment. Maker reserves the right and privilege of prepaying this
Note in whole or in part at any time, or from time to time, without notice, premium, charge, or penalty.

         4. Security. This Note is secured by collateral described in that certain Security Agreement of even date herewith by and between Maker and Payees.

         5. Default. An event of default ("Event of Default") shall be deemed to have occurred upon the happening of any of the following events or conditions:

         (a) The failure or refusal of Maker to pay principal of or interest on this Note when the same becomes due in accordance with the terms hereof and such failure or refusal continues for ten (10) days after Maker has received written notice of such failure or refusal to pay.

         (b) The failure or refusal of Maker punctually to and properly to perform, observe, and comply with any covenant or agreement contained herein, and such failure or refusal continues for a period of thirty (30) days after Maker has notice thereof.

         (c) Maker shall (i) voluntarily seek, consent to or acquiesce in the benefit or benefits of any Debtor Relief Law (defined hereinafter), or (ii) become a party to (or be made the subject of) any proceeding provided for by any Debtor Relief Law, other than as a creditor or claimant, that could suspend or otherwise adversely affect the Rights (defined hereinafter) of Payees granted herein (unless, in the event such proceeding is involuntary, the petition instituting same is dismissed within 60 days of the filing of same). "Debtor Relief Law" means the Bankruptcy Code of the United States of America and all other applicable liquidation, conservatorship, bankruptcy, moratorium, rearrangement, receivership, insolvency, reorganization, suspension of payments, or similar Laws from time to time in effect affecting the Rights of creditors generally. "Rights" means rights, remedies, powers, and privileges. "Laws" means all applicable statutes, laws, ordinances, regulations, orders, writs, injunctions, or decrees of any state, commonwealth, nation, territory, possession, county, parish, municipality, or Tribunal. "Tribunal" means any court or governmental department, commission, board, bureau, agency or instrumentality of the United States or of any state, commonwealth, nation, territory, possession, county, parish, or municipality, whether now or hereafter constituted and/or existing.

         (d) The failure to have discharged within a period of thirty (30) days after the commencement thereof any attachment, sequestration or similar proceeding against any of the assets of Maker, or the loss, theft or destruction of, or occurrence of substantial damage to, a material part of the assets of Maker, except to the extent adequately covered by insurance.

         (e) Maker fails to pay any money judgment against it at least ten (10) days prior to the date on which any of Maker's assets may be lawfully sold to satisfy such judgment.

         (f) Maker shall default in the payment of any assumed loan, note or lease agreement beyond any period of grace provided with respect thereto unless the validity or amount of such obligation shall currently be contested by Maker in good faith.

         (g) Maker shall be unable to secure financing for the working capital requirements to meets its operating budget in any calendar year during the term of this Note.

         (h) The discovery by Payees that any statement, representation, or warranty herein or in any writing ever delivered to Payees pursuant to this Note is false, misleading, or erroneous in any material respect.

         If any one or more of the Events of Default specified above shall have happened, the holder of this Note may, at his option, (i) declare the entire unpaid balance of principal of and accrued interest on this Note to be immediately due and payable without notice or demand (which are hereby waived),
(ii) offset against this Note any sum or sums owed by the holder hereof to Maker, (iii) reduce any claim to judgment, (iv) foreclose all liens and security interests securing payment thereof or any part thereof and/or (v) proceed to protect and enforce its rights either by suit in equity and/or by action of law, or by other appropriate proceedings, whether for the specific performance of any covenant or agreement contained in this Note, or in aid of the exercise granted by this Note, of any right, or to enforce any other legal or equitable right or remedy of the holder of this Note.

         6. Cumulative Rights. No delay on the part of the holder of this Note in the exercise of any power or right or single partial exercise of any such power or right under this Note, or under any other instrument executed pursuant hereto shall operate as a waiver thereof. Enforcement by the holder of this Note of any security for the payment hereof shall not constitute any election by it of remedies so as to preclude the exercise of any other remedy available to it.

         7. Collection Costs. If this Note is placed in the hands of an attorney for collection, or if it is collected through any legal proceeding at law or in equity or in bankruptcy, receivership or other court proceedings, Maker agrees to pay all costs of collection, including but not limited to court costs and reasonable attorney's fees of the Payees.

         8. Waiver. Maker, and each surety, endorser, guarantor, and other party liable for the payment of any sums of money payable on this Note, jointly and severally waive presentment and demand for payment, protest, and notice of protest and nonpayment, notice of dishonor, notice of acceleration, notice of intent to accelerate, notice of intent to demand, or other notice of default except as specified herein and agree that their liability on this Note shall not be affected by any renewal or extension in the time of payment hereof, or in any indulgences, or by any partial payment, any release or change in any security for the payment of this Note, before or after maturity, regardless of the number of such renewals, extensions, indulgences, releases, or changes.

         9. Notices. Any notice or demand given hereunder by the holder hereof shall be deemed to have been given and received (a) when actually received by Maker, if delivered in person, (b) if mailed, on the earlier of the date actually received or (whether ever received or not) two (2) business days after deposit in the U. S. Mail, postage prepaid, addressed to Maker at its address on the first page, (c) if sent by facsimile, upon confirmation of facsimile transfer, or (d) if sent by electronic mail, upon confirmation of delivery when directed to the electronic mail address set forth on the Company's records.

         10. Successor and Assigns. All of the covenants, stipulations, promises and agreements in this Note contained by or on behalf of Maker shall bind its successors and assigns, whether so expressed or not; provided, however, that Maker may not, without the prior written consent of Payees, assign any rights, powers, duties, or obligations under this Note.

         11. Headings. The headings of the paragraphs of this Note are inserted for convenience only and shall not be deemed to constitute a part hereof.

         12. Applicable Law. This Note is being executed and delivered, and is intended to be performed, in the state of Utah, and the substantive laws of such state shall govern the validity, construction, enforcement and interpretation of this Note except insofar as federal laws shall have application.

EXECUTED effective the _______ day of _____________, 2004.

PEAK ASPHALT, L.L.C.




By___________________________________
Name:________________________________
Title:_______________________________

                                    Exhibit I

                               SECURITY AGREEMENT


         THIS SECURITY AGREEMENT (this "Agreement") is entered into effective this 1st day of May, 2004, by and between PEAK ASPHALT, LLC, a Utah limited liability company (the "Debtor"), and CROWN ENERGY CORPORATION, a Utah corporation, CROWN ASPHALT PRODUCTS COMPANY, a Utah corporation, and CROWN ASPHALT DISTRIBUTION L.L.L., a Utah limited liability company (collectively, the "Secured Party").


         WHEREAS, the Debtor has executed and delivered to the Secured Party a Promissory Note dated as of May 1, 2004 (as amended and in effect from time to time, the "Note"), evidencing the purchase price of certain assets; and

         WHEREAS, the Debtor has executed the Asset Purchase and Sale Agreement dated effective May 1, 2004 (the "Purchase Agreement"); and

         WHEREAS, the Debtor has executed the Lease Agreement dated effective May 1, 2004 (the "Lease Agreement"); and

         WHEREAS, it is a condition precedent to the Secured Party's extending credit to the Debtor under the Note that the Debtor execute and deliver to the Secured Party a security agreement in substantially the form hereof; and

         WHEREAS, the Debtor wishes to grant a security interest in favor of the Secured Party as herein provided;

         NOW, THEREFORE, in consideration of the promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         1. Definitions. All capitalized terms used herein without definitions shall have the respective meanings provided therefor in the Note.

         The term "State," as used herein, means the state of Utah.

         All terms defined in the Uniform Commercial Code of the State and used herein shall have the same definitions herein as specified therein. However, if a term is defined in Article 9 of the Uniform Commercial Code of the State differently than in another Article of the Uniform Commercial Code of the State, the term has the meaning specified in Article 9.

         The term "Obligations," as used herein, means (i) all of the indebtedness, obligations and liabilities of the Debtor to the Secured Party, individually or collectively, whether direct or indirect, joint or several, absolute or contingent, due or to become due, now existing or hereafter arising under or in respect of the Note, any other instruments or agreements executed and delivered pursuant thereto or in connection therewith or this Agreement, and
(ii) all payments for the Assumed Liabilities provided for in the Purchase Agreement, and (iii) all payments due pursuant to the terms of the Lease Agreement.

         The term "Event of Default," as used herein, means the failure of the Debtor to pay or perform any of the Obligations as and when due to be paid or performed under the terms of the Note.

         2. Grant of Security Interest. The Debtor hereby grants to the Secured Party, to secure the payment and performance in full of all of the Obligations, a security interest in and so pledges and assigns to the Secured Party the following properties, assets and rights of the Debtor, wherever located, whether now owned or hereafter acquired or arising, and all proceeds and products thereof (all of the same being hereinafter called the "Collateral"):

                  (a) The personal and fixture property of every kind and nature acquired by the Debtor from the Secured Party pursuant to that certain Agreement dated May ___, 2004, more particularly set forth on Exhibit A attached hereto and incorporated herein by this reference, including without limitation all goods (including equipment and any accessions thereto).

         3. Authorization to File Financing Statements. The Debtor hereby irrevocably authorizes the Secured Party at any time and from time to time to file in any filing office in any Uniform Commercial Code jurisdiction any initial financing statements and amendments thereto that (a) indicate the Collateral as being of an equal or lesser scope or with greater detail, and (b) provide any other information required by part 5 of Article 9 of the Uniform Commercial Code of the State, or such other jurisdiction, for the sufficiency or filing office acceptance of any financing statement or amendment, including (i) whether the Debtor is an organization, the type of organization and any organizational identification number issued to the Debtor and, (ii) in the case of a financing statement filed as a fixture filing or indicating Collateral as as-extracted collateral, a sufficient description of real property to which the Collateral relates. The Debtor agrees to furnish any such information to the Secured Party promptly upon the Secured Party's request. The Debtor also ratifies its authorization for the Secured Party to have filed in any Uniform Commercial Code jurisdiction any like initial financing statements or amendments thereto if filed prior to the date hereof.

         4. Other Actions as to Any and All Collateral. The Debtor further agrees, at the request and option of the Secured Party, to take any and all other actions the Secured Party may determine to be necessary or useful for the attachment, perfection and first priority of, and the ability of the Secured Party to enforce, the Secured Party's security interest in any and all of the Collateral, including, without limitation, (a) executing, delivering and, where appropriate, filing financing statements and amendments relating thereto under the Uniform Commercial Code, to the extent, if any, that the Debtor's signature thereon is required therefor, (b) causing the Secured Party's name to be noted as secured party on any certificate of title for a titled good if such notation is a condition to attachment, perfection or priority of, or ability of the Secured Party to enforce, the Secured Party's security interest in such Collateral, (c) complying with any provision of any statute, regulation or treaty of the United States as to any Collateral if compliance with such provision is a condition to attachment, perfection or priority of, or ability of the Secured Party to enforce, the Secured Party's security interest in such Collateral, (d) obtaining governmental and other third party waivers, consents and approvals in form and substance satisfactory to Secured Party, including, without limitation, any consent of any licensor, lessor or other person obligated on Collateral, (e) obtaining waivers from mortgagees and landlords in form and substance satisfactory to the Secured Party, and (f) taking all actions under any earlier versions of the Uniform Commercial Code or under any other law, as reasonably determined by the Secured Party to be applicable in any relevant Uniform Commercial Code or other jurisdiction, including any foreign jurisdiction.

         5. Relation to Other Security Documents. The provisions of this Agreement supplement the provisions of any real estate mortgage or deed of trust granted by the Debtor to the Secured Party which secures the payment or performance of any of the Obligations. Nothing contained in any such real estate mortgage or deed of trust shall derogate from any of the rights or remedies of the Secured Party hereunder.

         6. Representations and Warranties Concerning Debtor's Legal Status. The Debtor has previously delivered to the Secured Party a certificate signed by the

Debtor and entitled "Perfection Certificate" (the "Perfection Certificate"). The Debtor represents and warrants to the Secured Party as follows: (a) the Debtor's exact legal name is that indicated on the Perfection Certificate and on the signature page hereof, (b) the Debtor is an organization of the type, and is organized in the jurisdiction set forth in the Perfection Certificate, (c) the Perfection Certificate accurately sets forth the Debtor's organizational identification number or accurately states that the Debtor has none, (d) the Perfection Certificate accurately sets forth the Debtor's place of business or, if more than one, its chief executive office, as well as the Debtor's mailing address, if different, (e) all other information set forth on the Perfection Certificate pertaining to the Debtor is accurate and complete, and (f) that there has been no change in any information provided in the Perfection Certificate since the date on which it was executed by the Debtor.

         7. Covenants Concerning Debtor's Legal Status. The Debtor covenants with the Secured Party as follows: (a) without providing at least 30 days prior written notice to the Secured Party, the Debtor will not change its name, its place of business or, if more than one, chief executive office, or its mailing address or organizational identification number if it has one, (b) if the Debtor does not have an organizational identification number and later obtains one, the Debtor shall forthwith notify the Secured Party of such organizational identification number, and (c) the Debtor will not change its type of organization, jurisdiction of organization or other legal structure.

         8. Representations and Warranties Concerning Collateral, etc. The Debtor further represents and warrants to the Secured Party as follows: (a) the Debtor is the owner of the Collateral, free from any right or claim or any person or any adverse lien, security interest or other encumbrance, except for the security interest created by this Agreement and other liens set forth in Exhibit B attached hereto, (b) none of the Collateral constitutes, or is the proceeds of, "farm products" as defined in Section 70A-9a-102(34) of the Uniform Commercial Code of the State, (c) none of the account debtors or other persons obligated on any of the Collateral is a governmental authority covered by the Federal Assignment of Claims Act or like federal, state or local statute or rule in respect of such Collateral, (d) the Debtor holds no commercial tort claim, and (e) the Debtor has at all times operated its business in compliance with all applicable provisions of the federal Fair Labor Standards Act, as amended, and with all applicable provisions of federal, state and local statutes and ordinances dealing with the control, shipment, storage or disposal of hazardous materials or substances, (f) all other information set forth on the Perfection Certificate pertaining to the Collateral is accurate and complete, and (g) there has been no change in any information provided in the Perfection Certificate since the date on which it was executed by the Debtor.

         9. Covenants Concerning Collateral, etc. The Debtor further covenants with the Secured Party as follows: (a) the Collateral, to the extent not delivered to the Secured Party pursuant to Section 4, will be kept at those locations listed on the Perfection Certificate and the Debtor will not remove the Collateral from such locations, without providing at least thirty days prior written notice to the Secured Party, (b) except for the security interest herein granted and liens described on Exhibit B attached hereto, the Debtor shall be the owner of the Collateral free from any right or claim of any other person, lien, security interest or other encumbrance, and the Debtor shall defend the same against all claims and demands of all persons at any time claiming the same or any interests therein adverse to the Secured Party, (c) the Debtor shall not pledge, mortgage or create, or suffer to exist any right of any person in or claim by any person to the Collateral, or any security interest, lien or encumbrance in the Collateral in favor of any person, other than the Secured Party except for (i) liens set forth on Exhibit B attached hereto and (ii) liens subordinate to the security interest created in this Agreement for the Operating Line as provided in Section 7.2 of the Operating Agreement of Peak Asphalt, LLC dated effective May 1, 2004, (d) the Debtor will keep the Collateral in good order and repair and will not use the same in violation of law or any policy of insurance thereon, (e) the Debtor will permit the Secured Party, or its designee, to inspect the Collateral at any reasonable time, wherever located,
(f) the Debtor will pay promptly when due all taxes, assessments, governmental charges and levies upon the Collateral or incurred in connection with the use or operation of such Collateral or incurred in connection with this Agreement, (g) the Debtor will continue to operate, its business in compliance with all applicable provisions of the federal Fair Labor Standards Act, as amended, and with all applicable provisions of federal, state and local statutes and ordinances dealing with the control, shipment, storage or disposal of hazardous materials or substances, and (h) the Debtor will not sell or otherwise dispose, or offer to sell or otherwise dispose, of the Collateral or any interest therein except for (i) sales of inventory in the ordinary course of business and (ii) so long as no Event of Default has occurred and is continuing, sales or other dispositions of obsolescent items of equipment consistent with past practices.

         10. Insurance.

                  10.1. Maintenance of Insurance. The Debtor will maintain with financially sound and reputable insurers insurance with respect to its properties and business against such casualties and contingencies as shall be in accordance with general practices of businesses engaged in similar activities in similar geographic areas. Such insurance shall be in such minimum amounts that the Debtor will not be deemed a co-insurer under applicable insurance laws, regulations and policies and otherwise shall be in such amounts, contain such terms, be in such forms and be for such periods as may be reasonably satisfactory to the Secured Party. In addition, all such insurance shall be payable to the Secured Party as loss payee. Without limiting the foregoing, the Debtor will
         (i) keep all of its physical property insured with casualty or physical hazard insurance on an "all risks" basis, with broad form flood and earthquake coverages and electronic data processing coverage, with a full replacement cost endorsement and an "agreed amount" clause in an amount equal to 100% of the full replacement cost of such property,
         (ii) maintain all such workers' compensation or similar insurance as may be required by law, and (iii) maintain, in amounts and with deductibles equal to those generally maintained by businesses engaged in similar activities in similar geographic areas, general public liability insurance against claims of bodily injury, death or property damage occurring, on, in or about the properties of the Debtor; business interruption insurance; and product liability insurance.

                  10.2. Insurance Proceeds. The proceeds of any casualty insurance in respect of any casualty loss of any of the Collateral shall, subject to the rights, if any, of other parties with an interest having priority in the property covered thereby, (i) so long as no Event of Default has occurred and is continuing and to the extent that the amount of such proceeds is less than $10,000, be disbursed to the Debtor for direct application by the Debtor solely to the repair or replacement of the Debtor's property so damaged or destroyed, and (ii) in all other circumstances, be held by the Secured Party as cash collateral for the Obligations. The Secured Party may, at its sole option, disburse from time to time all or any part of such proceeds so held as cash collateral, upon such terms and conditions as the Secured Party may reasonably prescribe, for direct application by the Debtor solely to the repair or replacement of the Debtor's property so damaged or destroyed, or the Secured Party may apply all or any part of such proceeds to the Obligations.

                  10.3. Continuation of Insurance. All policies of insurance shall provide for at least 30 days prior written cancellation notice to the Secured Party. In the event of failure by the Debtor to provide and maintain insurance as herein provided, the Secured Party may, at its option, provide such insurance and charge the amount thereof to the Debtor. The Debtor shall furnish the Secured Party with certificates of insurance and policies evidencing compliance with the foregoing insurance provision.

         11. Collateral Protection Expenses; Preservation of Collateral.

                  11.1. Expenses Incurred by Secured Party. In the Secured Party's discretion, if the Debtor fails to do so, the Secured Party may discharge taxes and other encumbrances at any time levied or placed on any of the Collateral, maintain any of the Collateral, make repairs thereto and pay any necessary filing fees or insurance premiums. The Debtor agrees to reimburse the Secured Party on demand for all expenditures so made. The Secured Party shall have no obligation to the Debtor to make any such expenditures, nor shall the making thereof be construed as the waiver or cure of any Event of Default.

                  11.2. Secured Party's Obligations and Duties. Anything herein to the contrary notwithstanding, the Debtor shall remain obligated and liable under each contract or agreement comprised in the Collateral to be observed or performed by the Debtor thereunder. The Secured Party shall not have any obligation or liability under any such contract or agreement by reason of or arising out of this Agreement or the receipt by the Secured Party of any payment relating to any of the Collateral, nor shall the Secured Party be obligated in any manner to perform any of the obligations of the Debtor under or pursuant to any such contract or agreement, to make inquiry as to the nature or sufficiency of any payment received by the Secured Party in respect of the Collateral or as to the sufficiency of any performance by any party under any such contract or agreement, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to the Secured Party or to which the Secured Party may be entitled at any time or times. The Secured Party's sole duty with respect to the custody, safe keeping and physical preservation of the Collateral in its possession, under Section 70A-9a-207 of the Uniform Commercial Code of the State or otherwise, shall be to deal with such Collateral in the same manner as the Secured Party deals with similar property for its own account.

         12. Securities and Deposits. The Secured Party may at any time following and during the continuance of an Event of Default, at its option, transfer to itself or any nominee any securities constituting Collateral, receive any income thereon and hold such income as additional Collateral or apply it to the Obligations. Whether or not any Obligations are due, the Secured Party may, following and during the continuance of an Event of Default, demand, sue for, collect, or make any settlement or compromise which it deems desirable with respect to the Collateral. Regardless of the adequacy of Collateral or any other security for the Obligations, any deposits or other sums at any time credited by or due from the Secured Party to the Debtor may at any time be applied to or set off against any of the Obligations.

         13. Notification to Account Debtors and Other Persons Obligated on Collateral. If an Event of Default shall have occurred and be continuing, the Debtor shall, at the request and option of the Secured Party, notify account debtors and other persons obligated on any of the Collateral of the security interest of the Secured Party in any account, chattel paper, general intangible, instrument or other Collateral and that payment thereof is to be made directly to the Secured Party or to any financial institution designated by the Secured Party as the Secured Party's agent therefor, and the Secured Party may itself, without notice to or demand upon the Debtor, so notify account debtors and other persons obligated on Collateral. After the making of such a request or the giving of any such notification, the Debtor shall hold any proceeds of collection of accounts, chattel paper, general intangibles, instruments and other Collateral received by the Debtor as trustee for the Secured Party without commingling the same with other funds of the Debtor and shall turn the same over to the Secured Party in the identical form received, together with any necessary endorsements or assignments. The Secured Party shall apply the proceeds of collection of accounts, chattel paper, general intangibles, instruments and other Collateral received by the Secured Party to the Obligations, such proceeds to be immediately credited after final payment in cash or other immediately available funds of the items giving rise to them.

         14. Power of Attorney.

                  14.1. Appointment and Powers of Secured Party. The Debtor hereby irrevocably constitutes and appoints the Secured Party and any officer or agent thereof, with full power of substitution, as its true and lawful attorneys-in-fact with full irrevocable power and authority in the place and stead of the Debtor or in the Secured Party's own name, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute any and all documents and instruments that may be necessary or useful to accomplish the purposes of this Agreement and, without limiting the generality of the foregoing, hereby gives said attorneys the power and right, on behalf of the Debtor, without notice to or assent by the Debtor, to do the following:

                           (a) upon the occurrence and during the continuance of
                  an Event of Default, generally to sell, transfer, pledge, make any agreement with respect to or otherwise dispose of or deal with any of the Collateral in such manner as is consistent with the Uniform Commercial Code of the State and as fully and completely as though the Secured Party were the absolute owner thereof for all purposes, and to do, at the Debtor's expense, at any time, or from time to time, all acts and things which the Secured Party deems necessary or useful to protect, preserve or realize upon the Collateral and the Secured Party's security interest therein, in order to effect the intent of this Agreement, all at least as fully and effectively as the Debtor might do, including, without limitation, (i) the filing and prosecuting of registration and transfer applications with the appropriate federal, state, local or other agencies or authorities with respect to trademarks, copyrights and patentable inventions and processes, (ii) upon written notice to the Debtor, the exercise of voting rights with respect to voting securities, which rights may be exercised, if the Secured Party so elects, with a view to causing the liquidation of assets of the issuer of any such securities, and (iii) the execution, delivery and recording, in connection with any sale or other disposition of any Collateral, of the endorsements, assignments or other instruments of conveyance or transfer with respect to such Collateral; and

                           (b) to the extent that the Debtor's authorization
                  given in Section 3 is not sufficient, to file such financing statements with respect hereto, with or without the Debtor's signature, or a photocopy of this Agreement in substitution for a financing statement, as the Secured Party may deem appropriate and to execute in the Debtor's name such financing statements and amendments thereto and continuation statements which may require the Debtor's signature.

                  14.2. Ratification by Debtor. To the extent permitted by law, the Debtor hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof. This power of attorney is a power coupled with an interest and is irrevocable.

                  14.3. No Duty on Secured Party. The powers conferred on the Secured Party hereunder are solely to protect its interests in the Collateral and shall not impose any duty upon it to exercise any such powers. The Secured Party shall be accountable only for the amounts that it actually receives as a result of the exercise of such powers, and neither it nor any of its officers, directors, employees or agents shall be responsible to the Debtor for any act or failure to act, except for the Secured Party's own gross negligence or willful misconduct.

         15. Rights and Remedies. If an Event of Default shall have occurred and be continuing, the Secured Party, without any other notice to or demand upon the Debtor have in any jurisdiction in which enforcement hereof is sought, in addition to all other rights and remedies, the rights and remedies of a secured party under the Uniform Commercial Code of the State and any additional rights and remedies which may be provided to a secured party in any jurisdiction in which Collateral is located, including, without limitation, the right to take possession of the Collateral, and for that purpose the Secured Party may, so far as the Debtor can give authority therefor, enter upon any premises on which the Collateral may be situated and remove the same therefrom. The Secured Party may in its discretion require the Debtor to assemble all or any part of the

Collateral at such location or locations within the jurisdiction(s) of the Debtor's principal office(s) or at such other locations as the Secured Party may reasonably designate. Unless the Collateral is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market, the Secured Party shall give to the Debtor at least five business days prior written notice of the time and place of any public sale of Collateral or of the time after which any private sale or any other intended disposition is to be made. The Debtor hereby acknowledges that five business days prior written notice of such sale or sales shall be reasonable notice. In addition, the Debtor waives any and all rights that it may have to a judicial hearing in advance of the enforcement of any of the Secured Party's rights and remedies hereunder, including, without limitation, its right following an Event of Default to take immediate possession of the Collateral and to exercise its rights and remedies with respect thereto.

         16. Standards for Exercising Rights and Remedies. To the extent that applicable law imposes duties on the Secured Party to exercise remedies in a commercially reasonable manner, the Debtor acknowledges and agrees that it is not commercially unreasonable for the Secured Party (a) to fail to incur expenses reasonably deemed significant by the Secured Party to prepare Collateral for disposition or otherwise to fail to complete raw material or work in process into finished goods or other finished products for disposition, (b) to fail to obtain third party consents for access to Collateral to be disposed of, or to obtain or, if not required by other law, to fail to obtain governmental or third party consents for the collection or disposition of Collateral to be collected or disposed of, (c) to fail to exercise collection remedies against account debtors or other persons obligated on Collateral or to fail to remove liens or encumbrances on or any adverse claims against Collateral, (d) to exercise collection remedies against account debtors and other persons obligated on Collateral directly or through the use of collection agencies and other collection specialists, (e) to advertise dispositions of Collateral through publications or media of general circulation, whether or not the Collateral is of a specialized nature, (f) to contact other persons, whether or not in the same business as the Debtor, for expressions of interest in acquiring all or any portion of the Collateral, (g) to hire one or more professional auctioneers to assist in the disposition of Collateral, whether or not the collateral is of a specialized nature, (h) to dispose of Collateral by utilizing Internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capability of doing so, or that match buyers and sellers of assets, (i) to dispose of assets in wholesale rather than retail markets, (j) to disclaim disposition warranties,
(k) to purchase insurance or credit enhancements to insure the Secured Party against risks of loss, collection or disposition of Collateral or to provide to the Secured Party a guaranteed return from the collection or disposition of Collateral, or (l) to the extent deemed appropriate by the Secured Party, to obtain the services of other brokers, investment bankers, consultants and other professionals to assist the Secured Party in the collection or disposition of any of the Collateral. The Debtor acknowledges that the purpose of this Section 16 is to provide non-exhaustive indications of what actions or omissions by the Secured Party would fulfill the Secured Party's duties under the Uniform Commercial Code or other law of the State or any other relevant jurisdiction in the Secured Party's exercise of remedies against the Collateral and that other actions or omissions by the Secured Party shall not be deemed to fail to fulfill such duties solely on account of not being indicated in this Section 16. Without limitation upon the foregoing, nothing contained in this Section 16 shall be construed to grant any rights to the Debtor or to impose any duties on the Secured Party that would not have been granted or imposed by this Agreement or by applicable law in the absence of this Section 16.

         17. No Waiver by Secured Party, etc. The Secured Party shall not be deemed to have waived any of its rights or remedies in respect of the Obligations or the Collateral unless such waiver shall be in writing and signed by the Secured Party. No delay or omission on the part of the Secured Party in exercising any right or remedy shall operate as a waiver of such right or remedy or any other right or remedy. A waiver on any one occasion shall not be construed as a bar to or waiver of any right or remedy on any future occasion. All rights and remedies of the Secured Party with respect to the Obligations or the Collateral, whether evidenced hereby or by any other instrument or papers, shall be cumulative and may be exercised singularly, alternatively, successively or concurrently at such time or at such times as the Secured Party deems expedient.

         18. Suretyship Waivers by Debtor. The Debtor waives demand, notice, protest, notice of acceptance of this Agreement, notice of loans made, credit extended, Collateral received or delivered or other action taken in reliance hereon and all other demands and notices of any description. With respect to both the Obligations and the Collateral, the Debtor assents to any extension or postponement of the time of payment or any other indulgence, to any substitution, exchange or release of or failure to perfect any security interest in any Collateral, to the addition or release of any party or person primarily or secondarily liable, to the acceptance of partial payment thereon and the settlement, compromising or adjusting of any thereof, all in such manner and at such time or times as the Secured Party may deem advisable. The Secured Party shall have no duty as to the collection or protection of the Collateral or any income therefrom, the preservation of rights against prior parties, or the preservation of any rights pertaining thereto beyond the safe custody thereof as set forth in Section 11.2. The Debtor further waives any and all other suretyship defenses.

         19. Marshalling. The Secured Party shall not be required to marshal any present or future collateral security (including but not limited to the Collateral) for, or other assurances of payment of, the Obligations or any of them or to resort to such collateral security or other assurances of payment in any particular order, and all of its rights and remedies hereunder and in respect of such collateral security and other assurances of payment shall be cumulative and in addition to all other rights and remedies, however existing or arising. To the extent that it lawfully may, the Debtor hereby agrees that it will not invoke any law relating to the marshalling of collateral which might cause delay in or impede the enforcement of the Secured Party's rights and remedies under this Agreement or under any other instrument creating or evidencing any of the Obligations or under which any of the Obligations is outstanding or by which any of the Obligations is secured or payment thereof is otherwise assured, and, to the extent that it lawfully may, the Debtor hereby irrevocably waives the benefits of all such laws.

         20. Proceeds of Dispositions; Expenses. The Debtor shall pay to the Secured Party on demand any and all expenses, including reasonable attorneys' fees and disbursements, incurred or paid by the Secured Party in protecting, preserving or enforcing the Secured Party's rights and remedies under or in respect of any of the Obligations or any of the Collateral. After deducting all of said expenses, the residue of any proceeds of collection or sale or other disposition of the Collateral shall, to the extent actually received in cash, be applied to the payment of the Obligations in such order or preference as the Secured Party may determine, proper allowance and provision being made for any Obligations not then due. Upon the final payment and satisfaction in full of all of the Obligations and after making any payments required by Sections 70A-9a-608(1)(c) or 70A-9a-615(3) of the Uniform Commercial Code of the State, any excess shall be returned to the Debtor. In the absence of final payment and satisfaction in full of all of the Obligations, the Debtor shall remain liable for any deficiency.

         21. Overdue Amounts. Until paid, all amounts due and payable by the Debtor hereunder shall be a debt secured by the Collateral and shall bear, whether before or after judgment, interest at the rate of interest for overdue principal set forth in the Note.

         22. Governing Law; Consent to Jurisdiction. THIS AGREEMENT IS INTENDED TO TAKE EFFECT AS A SEALED INSTRUMENT AND SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF UTAH. The Debtor agrees that any action or claim arising out of, or any dispute in connection with, this Agreement, any rights, remedies, obligations, or duties hereunder, or the performance or enforcement hereof or thereof, may be brought in the courts of the State or any federal court sitting therein and consents to the non-exclusive jurisdiction of such court and to service of process in any such suit being made upon the Debtor by mail at the address specified in the Note. The Debtor hereby waives any objection that it may now or hereafter have to the venue of any such suit or any such court or that such suit is brought in an inconvenient court.

         23. Waiver of Jury Trial. THE DEBTOR WAIVES ITS RIGHT TO A JURY TRIAL WITH RESPECT TO ANY ACTION OR CLAIM ARISING OUT OF ANY DISPUTE IN CONNECTION WITH THIS AGREEMENT, ANY RIGHTS, REMEDIES, OBLIGATIONS, OR DUTIES HEREUNDER, OR THE PERFORMANCE OR ENFORCEMENT HEREOF OR THEREOF. Except as prohibited by law, the Debtor waives any right which it may have to claim or recover in any litigation referred to in the preceding sentence any special, exemplary, punitive or consequential damages or any damages other than, or in addition to, actual damages. The Debtor (i) certifies that neither the Secured Party nor any representative, agent or attorney of the Secured Party has represented, expressly or otherwise, that the Secured Party would not, in the event of litigation, seek to enforce the foregoing waivers or other waivers contained in this Agreement, and (ii) acknowledges that, in entering into the Note, the Secured Party is relying upon, among other things, the waivers and certifications contained in this Section 23.

         24. Miscellaneous. The headings of each section of this Agreement are for convenience only and shall not define or limit the provisions thereof. This Agreement and all rights and obligations hereunder shall be binding upon the Debtor and its respective successors and assigns, and shall inure to the benefit of the Secured Party and its successors and assigns. If any term of this Agreement shall be held to be invalid, illegal or unenforceable, the validity of all other terms hereof shall in no way be affected thereby, and this Agreement shall be construed and be enforceable as if such invalid, illegal or unenforceable term had not been included herein. The Debtor acknowledges receipt of a copy of this Agreement.

         IN WITNESS WHEREOF, intending to be legally bound, the Debtor has caused this Agreement to be duly executed as of the date first above written.

                                              PEAK ASPHALT, L.L.C.

                                              By:_______________________________
                                              Title:____________________________

Accepted:

CROWN ENERGY CORPORATION

By:_________________________________________
Title:______________________________________


CROWN ASPHALT PRODUCTS COMPANY

By:_________________________________________
Title:______________________________________


CROWN ASPHALT DISTRIBUTION L.L.C.

By:_________________________________________
Title:______________________________________

                          CERTIFICATE OF ACKNOWLEDGMENT

STATE OF UTAH              )
                           )ss.
COUNTY OF DAVIS            )

         Before me, the undersigned, a Notary Public in and for the county aforesaid, on this ___ day of _______, 2004, personally appeared ________________ to me known personally, and who, being by me duly sworn, deposes and says that he is the _________________ of PEAK ASPHALT, L.L.C., and that said instrument was signed and sealed on behalf of said limited liability company by authority of its Management Committee, and said person acknowledged said instrument to be the free act and deed of said limited liability company.


                                                        ________________________
                                                              Notary Public

                             PERFECTION CERTIFICATE
                           (UCC Financing Statements)


         The undersigned, the ______________ and _________________ of PEAK
ASPHALT, L.L.C., a Utah limited liability company (the "Debtor"), hereby certifies, with reference to a certain Promissory Note dated as of ____________, 2004 (terms defined in such Security Agreement having the same meanings herein as specified therein), between the Debtor and CROWN ENERGY CORPORATION, a Utah corporation, CROWN ASPHALTS PRODUCTS COMPANY, a Utah corporation, and CROWN ASPHALT DISTRIBUTION L.L.C., a Utah limited liability company (collectively, the " Secured Party"), to the Secured Party as follows:

         1. Name. The exact legal name of the Debtor as that name appears in its Articles of Organization is as follows:

                                    PEAK ASPHALT, L.L.C.

         2. Other Identifying Factors.

                  (a) The following is a mailing address for the Debtor:

                                    1710 West 2600 South
                                    Woods Cross, Utah 84087

                  (b) If different from its indicated mailing address, the Debtor's place of business or, if more than one, its chief executive office is located at the following address: N/A

                  (c) The following is the type of organization of the Debtor:

                                    limited liability company

                  (d) The following is the jurisdiction of the Debtor's organization:

                                    Utah

                  (e) The following is the Debtor's state issued organizational identification number:

                                    -------------------

         3. Other Names, etc.

                  (a) The following is a list of all other names (including trade names or similar appellations) used by the Debtor, or any other business or organization to which the Debtor became the successor by merger, consolidation, acquisition, change in form, nature or jurisdiction of organization or otherwise, now or at any time during the past five years: N/A

                  (b) Attached hereto as Schedule 3 is the information required in Section 2 for any other business or organization to which the Debtor became the successor by merger, consolidation, acquisition of assets, change in form, nature or jurisdiction of organization or otherwise, now or at any time during the past five years: N/A

         4. Other Current Locations.

                  (a) The following are all other locations in the United States of America in which the Debtor maintains any books or records relating to any of the Collateral consisting of accounts, instruments, chattel paper, general intangibles or mobile goods:

               Address                   City          County         State
               -------                   ----          ------         -----

         1251 W. North Temple       Salt Lake City   Salt Lake        Utah
         1420 North Highway 89-A    Fredonia         Coconino         Arizona
         1523 East Railroad Street  Rawlins          Carbon           Wyoming
         1809 Fairchild Lane        Grand Island     Hall             Nebraska

                  (b) The following are all other places of business of the Debtor in the United States of America:

                                    same as above

                  (c) The following are all other locations in the United States of America where any of the Collateral consisting of inventory or equipment is located:

                                    same as above

                  (d) The following are the names and addresses of all persons or entities other than the Debtor, such as lessees, consignees, warehousemen or purchasers of chattel paper, which have possession or are intended to have possession of any of the Collateral consisting of instruments, chattel paper, inventory or equipment: N/A

         5. Prior Locations.

                  (a) Set forth below is the information required by Section 4
(a) or (b) with respect to each location or place of business previously maintained by the Debtor at any time during the past five years in a state in which the Debtor has previously maintained a location or place of business at any time during the past four months: N/A

                  (b) Set forth below is the information required by Section 4(c) or (d) with respect to each other location at which, or other person or entity with which, any of the Collateral consisting of inventory or equipment has been previously held at any time during the past twelve months: N/A

         6. Fixtures. Attached hereto as Schedule 6 is the information required by UCC Section 70A-9a-502(2) of each state in which any of the Collateral consisting of fixtures are or are to be located and the name and address of each real estate recording office where a mortgage on the real estate on which such fixtures are or are to be located would be recorded.

         7. Unusual Transactions. Except for those purchases, acquisitions and other transactions described on Schedule 3 or on Schedule 7 attached hereto, all of the Collateral has been originated by the Debtor in the ordinary course of the Debtor's business or consists of goods which have been acquired by the Debtor in the ordinary course from a person in the business of selling goods of that kind.

         8. File Search Reports. Attached hereto as Schedule 8(A) is a true copy of a file search report from the Uniform Commercial Code filing officer (or, if such officer does not issue such reports, from an experienced Uniform Commercial Code search organization acceptable to the Secured Party) (i) in each jurisdiction identified in Section 2(d) or in Section 4 or 5 with respect to each name set forth in Section 1 or 3, (ii) from each filing officer in each real estate recording office identified on Schedule 6 with respect to real estate on which Collateral consisting of fixtures are or are to be located and
(iii) in each jurisdiction in which any of the transactions described in
Schedule 3 or 7 took place with respect to the legal name of the person from which the Debtor purchased or otherwise acquired any of the Collateral. Attached hereto as Schedule 8(B) is a true copy of each financing statement or other filing identified in such file search reports.

         9. UCC Filings. A duly authorized financing statement, in a form acceptable to the Secured Party and containing the indication of the Collateral set forth on Schedule 9(A) has been duly filed in the central Uniform Commercial Code filing office in the jurisdiction identified in Section 2(d) and in each real estate recording office referred to on Schedule 6 hereto. Attached hereto as Schedule 9(B) is a true copy of each such filing duly acknowledged or otherwise identified by the filing office.

         10. Termination Statements. A duly signed or otherwise authorized termination statement in form acceptable to the Secured Party has been duly filed in each applicable jurisdiction identified in Section 2(d), 3, 4 and 5 or on Schedule 3 or 7 hereto or, in the case of Schedule 3 or 7, a release acceptable to the Secured Party from the secured party of the person from which the Debtor purchased or otherwise acquired the Collateral identified on Schedule 3 or 7, has been delivered to the Secured Party. Attached hereto as Schedule 10 is a true copy of each such filing duly acknowledged or otherwise identified by the filing office and of each such release.

         11. Schedule of Filing. Attached hereto as Schedule 11 is a schedule setting forth filing information with respect to the filings described in Sections 9 and 10.

         12. Filing Fees. All filing fees and taxes payable in connection with the filings described in Sections 9 and 10 have been paid.

         IN WITNESS WHEREOF, we have hereunto signed this Certificate on ____________, 2004.

                                                 PEAK ASPHALT, L.L.C.

                                                 By ____________________________
                                                 Name:__________________________
                                                 Title: ________________________

                                    Exhibit J

                              EMPLOYMENT AGREEMENT


         THIS EMPLOYMENT AGREEMENT (this "Agreement") is made as of November ____, 2004, by and between PEAK ASPHALT, L.L.C., a Utah limited liability company (the "Company") and JAY MEALEY (the "Executive").

                                    RECITALS

         WHEREAS, the parties are entering into this Agreement in order to set forth the terms and conditions under which the Executive shall be employed by the Company; and

         WHEREAS, the Executive has significant knowledge and experience in the Company's business and intimate knowledge of its customers, processes, trade secrets and/or other business information and the Company needs to protect its commercial good will and other assets.

         NOW THEREFORE, in consideration of the foregoing, the agreements set forth below, the parties' desire to preserve the value inherent in the Company for their mutual benefit, and for other valuable consideration (the receipt of which the Executive hereby acknowledges), the Executive, intending to be legally bound hereby, agrees with the Company as follows:

1. Employment. The Company hereby agrees to employ the Executive and the Executive hereby accepts employment on the terms and conditions set forth herein. The Executive's employment with the Company shall commence on the date hereof.

2. Term; Employment at Will. Subject to the Executive's right to resign at any time for any or no reason, and subject to the Company's right to terminate for cause set forth in Section 3 herein, the Company shall continuously employ the Executive at all times during which any amount is payable by the Company under that certain Promissory Note dated the date hereof in the aggregate principal amount of $7,500,000 by and among the Company and Crown Energy Corporation, Crown Asphalt Products Company and Crown Asphalt Distribution LLC. Thereafter, the Executive will be deemed to be an employee at will and the Company may terminate the Executive's employment at any time and for any or for no reason.

3. Termination for Cause. Company may at any time terminate Executive's employment with "Cause" due to any of the following:

                  3.1 The failure by Executive to perform, or the gross negligence of Employee in the performance of the duties reasonably assigned to Executive from time to time by Company's Management Committee.

                  3.2 The commission by Executive of an act of dishonesty or misconduct which is or could be injurious to Company.

                  3.3 A plea of guilty or no contest by Executive or a conviction of Executive in connection with fraud or any crime that constitutes a felony in the jurisdiction involved.

                  3.4 The Executive becomes permanently disabled as defined in
Section 7 herein.

4. Position. During the Executive's employment with Company, the Executive shall serve as Secretary of the Company. The Executive shall perform those duties generally required of persons in the position of Secretary, as well as such other duties, not inconsistent with this Agreement, as the Company's Management Committee may from time to time direct. The Executive shall report and be responsible to the Management Committee.

5. Scope of Services. The Executive agrees to devote the skills necessary to the performance of the Executive's duties hereunder. The Executive shall not be required to devote full-time to Company business but shall be required to devote such time to the Company as shall be required from time to time by the Company's Management Committee. The Executive may, at any time and from time to time, engage in and possess an interest in other business ventures of any and every type and description, independently or with others.

6. Salary, Compensation and Benefits.

                  6.1 Base Salary. During the Executive's employment, the Company agrees to pay, and the Executive agrees to accept, as the Executive's salary for all services to be rendered by the Executive hereunder, a salary at an annual rate of $___________ ("Base Salary"), payable at the same time that the Company pays its employees generally. The Base Salary is subject to annual increases in the sole discretion of the Management Committee.

                  6.2 Performance Bonus. For each calendar year (beginning with the year [____]) during which the Executive is employed by the Company, the Executive will be eligible (but not entitled) to receive, in the sole discretion of the Management Committee, a performance bonus for that calendar year (the "Performance Bonus"), any such Performance Bonus to be paid on or before such date or dates as may from time to time be established by the Management Committee. In addition, the Executive shall also be entitled to participate in any bonus program made available by the Company to executive and management level employees.

                  6.3 Incentives, Savings and Retirement Plans. The Executive shall also be entitled to participate in all incentive, savings, and retirement plans, policies and programs made available by the Company to executive and management level employees generally ("Plans").

                  6.4 Fringe Benefits. During the Executive's employment with the Company, the Executive shall be entitled to the benefits of such paid vacation benefits, group medical, travel and accident, short and long-term disability and term life insurance, if any, as the Company shall make generally available from time to time to executive-level employees.

                  6.5 Reimbursement. The Company shall reimburse the Executive (or, in the Company's sole discretion, shall pay directly), upon presentation of vouchers and other supporting documentation as the Company may reasonably require, for reasonable out-of-pocket expenses incurred by the Executive relating to the business or affairs of the Company or the performance of the Executive's duties hereunder, including, without limitation, reasonable expenses with respect to entertainment, travel and similar items, provided that the incurring of such expenses shall have been approved in accordance with the Company's regular reimbursement procedures and practices in effect from time to time.

                  6.6 Withholding. The Company may withhold from the Executive's compensation all applicable amounts required by law.

7. Payments Upon Termination of Employment. In the event the Executive's employment with the Company terminates for any reason (including death or permanent disability) (the "Termination Date"), the Company shall pay to the

Executive (i) any Base Salary including accrued vacation pay, expense reimbursements, compensation and benefits under any Plan, and any and all benefits and other similar amounts, accrued but unpaid as of the Termination Date, and (ii) the awarded but unpaid portion, if any, of the Performance Bonus for any prior or current year. For purposes hereof, the Executive shall be deemed to have a permanent disability either (i) if the Executive is deemed disabled for purposes of any group or individual disability policy paid for by the Company and at the time in effect, or (ii) if, in the good faith judgment of the Management Committee, the Executive is substantially unable to perform the Executive's duties under this Agreement for more than ninety (90) days, whether or not consecutive, in any twelve (12) month period, by reason of a physical or mental illness or injury.

8. Waivers and Amendments. The respective rights and obligations of the Company and the Executive under this Agreement may be waived (either generally or in a particular instance, either retroactively or prospectively, and either for a specified period of time or indefinitely) or amended only with the written consent of a duly authorized representative of the Company and the Executive.

9. Successors and Assigns. The provisions hereof shall inure to the benefit of, and be binding upon, the Company's successors and assigns.

10. Entire Agreement. This Agreement and the Related Agreements constitute the full and entire understanding and agreement of the parties with regard to the subjects hereof and supersede in their entirety all other or prior agreements, whether oral or written, with respect thereto.

11. Notices. All demands, notices, requests, consents and other communications required or permitted under this Agreement shall be in writing and shall be personally delivered or sent by facsimile machine (with a confirmation copy sent by one of the other methods authorized in this Section), reputable commercial overnight delivery service (including Federal Express and U.S. Postal Service overnight delivery service) or, deposited with the U.S. Postal Service mailed first class, registered or certified mail, postage prepaid, as set forth below:

                           If to the Company, addressed to:

                           Peak Asphalt, L.L.C.
                           1710 West 2600 South
                           Woods Cross, Utah 84087
                           Attention: President
                           Fax:  (801) 296-9590

                           with a copy to:

                           Chris Blake
                           2535 North 15 East
                           Idaho Falls, Idaho 83401
                           Fax:  (208) 524-1923

         If to the Executive, to the address set forth on the signature page of this Agreement or at the current address listed in the Company's records.

         Notices shall be deemed given upon the earlier to occur of (i) receipt by the party to whom such notice is directed; (ii) if sent by facsimile machine, on the day (other than a Saturday, Sunday or legal holiday in the jurisdiction to which such notice is directed) such notice is sent if sent (as evidenced by the facsimile confirmed receipt) prior to 5:00 p.m. Eastern Time and, if sent after 5:00 p.m. Eastern Time, on the day (other than a Saturday, Sunday or legal holiday in the jurisdiction to which such notice is directed) after which such notice is sent; (iii) on the first business day (other than a Saturday, Sunday or legal holiday in the jurisdiction to which such notice is directed) following the day the same is deposited with the commercial courier if sent by commercial overnight delivery service; or (iv) the fifth day (other than a Saturday, Sunday or legal holiday in the jurisdiction to which such notice is directed) following deposit thereof with the U.S. Postal Service as aforesaid. Each party, by notice duly given in accordance therewith, may specify a different address for the giving of any notice hereunder.

12. Governing Law. This Agreement shall be construed and enforced in accordance with and governed by the laws of the State of Utah (without giving effect to any conflicts or choice of laws provisions thereof that would cause the application of the domestic substantive laws of any other jurisdiction).

13. Consent to Jurisdiction

                  13.1 Each of the parties hereto hereby consents to the jurisdiction of all state and federal courts located in Salt Lake City, Utah, as well as to the jurisdiction of all courts to which an appeal may be taken from such courts, for the purpose of any suit, action or other proceeding arising out of, or in connection with, this agreement or any of the transactions contemplated hereby, including, without limitation, any proceeding relating to ancillary measures in aid of arbitration, provisional remedies and interim relief, or any proceeding to enforce any arbitral decision or award. Each party hereby expressly waives any and all rights to bring any suit, action or other proceeding in or before any court or tribunal other than the courts described above and covenants that it shall not seek in any manner to resolve any dispute other than as set forth in this section or as provided in the nondisclosure and developments agreement, or to challenge or set aside any decision, award or judgment obtained in accordance with the provisions hereof.

                  13.2 Each of the parties hereto hereby expressly waives any and all objections it may have to venue, including, without limitation, the inconvenience of such forum, in any of such courts. In addition, each of the parties consents to the service of process by personal service or any manner in which notices may be delivered hereunder in accordance with Section 15 of this Agreement.

14. Equitable Remedies. The parties hereto agree that irreparable harm would occur in the event that any of the agreements and provisions of this Agreement were not performed fully by the parties hereto in accordance with their specific terms or conditions or were otherwise breached, and that money damages are an inadequate remedy for breach of this Agreement because of the difficulty of ascertaining and quantifying the amount of damage that will be suffered by the parties hereto in the event that this Agreement is not performed in accordance with its terms or conditions or is otherwise breached. It is accordingly hereby agreed that the parties hereto shall be entitled to an injunction or injunctions or other equitable relief to restrain, enjoin and prevent breaches of this Agreement by the other parties and to enforce specifically such terms and provisions of this Agreement, such remedy being in addition to and not in lieu of, any other rights and remedies to which the other parties are entitled to at law or in equity. The Company and the Executive agree that the covenants set forth in this Agreement shall be enforced to the fullest extent permitted by law. Accordingly if, in any judicial proceedings, a court shall determine that such covenant is unenforceable for any reason, including, without limitation, because it covers too extensive a geographical area or survives too long a period of time, then the parties intend that such covenant shall be deemed to cover only such maximum geographical area and maximum period of time, if applicable, and/or shall otherwise be deemed to be limited in such manner, as will permit enforceability by such court. In the event that any one or more of such covenants shall, either by itself or together with other covenants be adjudged to go beyond what is reasonable in all the circumstances for the protection of the interests of the Company and its shareholders, but would be adjudged reasonable if any particular covenant or covenants or parts thereof were deleted, restricted, or limited in a particular manner, then the said covenants shall apply with such deletions, restrictions, or limitations, as the case may be. The Company and the Executive further agree that the covenants set forth in this Agreement are reasonable in all circumstances for the protection of the legitimate interests of the Company and its members.

15. Severability; Titles and Subtitles; Gender; Singular and Plural; Counterparts; Facsimile.

                  15.1 In case any provision of this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby.

                  15.2 The titles of the sections and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

                  15.3 The use of any gender in this Agreement shall be deemed to include the other genders, and the use of the singular in this Agreement shall be deemed to include the plural (and vice versa), wherever appropriate.

                  15.4 This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together constitute one instrument.

                  15.5 Counterparts of this Agreement (or applicable signature pages hereof) that are manually signed and delivered by facsimile transmission shall be deemed to constitute signed original counterparts hereof and shall bind the parties signing and delivering in such manner.


         IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first above specified.

                                           COMPANY:

                                           PEAK ASPHALT, L.L.C.

                                           By __________________________________
                                           Name:________________________________
                                           Title:_______________________________



                                           EXECUTIVE:


                                           _____________________________________
                                           Jay Mealey
                                           Address:
                                                     4645 Hunter's Ridge Circle
                                                     Salt Lake City, UT 84124